UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 5, 2021

QAD Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35013	77-0105228
(State or other jurisdiction	(Commission	(IRS Employer Identification Number)
of incorporation)	File Number)

100 Innovation Place, Santa Barbara, California	93108
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (805) 566-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	QADA	NASDAQ Global Select Market
Class B Common Stock, $0.001 par value	QADB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

As previously disclosed, QAD Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, dated as of June 27, 2021 (the “Merger Agreement”), with QAD Parent, LLC, a Delaware limited liability company (f/k/a Project Quick Parent, LLC) (“Parent”) and Project Quick Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”). On November 5, 2021 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”), Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

On the Closing Date, Parent completed the acquisition of the Company. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each of the Company’s issued and outstanding shares of Class A Common Stock, par value $0.001 per share (“Class A Common Stock”) and Class B Common Stock, par value $0.001 per share (“Class B Common Stock” and, together with Class A Common Stock, the “Shares”) (other than (i) the Shares issued and held by the Company or any of the Company’s direct or indirect wholly owned subsidiaries, and the Shares owned by Parent, Merger Sub, or any of their respective direct or indirect wholly owned subsidiaries, in each case immediately prior to the Effective Time, (ii) certain shares of Class A Common Stock held by Pamela M. Lopker, the Lopker Living Trust dated November 18, 2013, the Estate of Karl F. Lopker, and Ms. Lopker's children, Bo Lopker and Juliana Lopker, that are subject to Contribution and Exchange Agreements with QAD Ultimate Parent, LP (f/k/a Project Quick Ultimate Parent, LP) and (iii) the Shares that are issued and outstanding immediately prior to the Effective Time and that have not been voted in favor of the adoption of the Merger Agreement or consented thereto in writing and whose holders have properly exercised and validly perfected appraisal rights with respect to such Shares in accordance with, and who have complied with, Section 262 of the DGCL), were converted automatically at the Effective Time into the right to receive from Parent $87.50 in cash per Share (the “Merger Consideration”), without interest and subject to any withholding taxes required by applicable law, and the holders of such Shares shall cease to have any rights with respect thereto, except the Merger Consideration and the right to receive dividends and other distributions, in each case, in accordance with the terms and conditions set forth in the Merger Agreement.

In addition, at the Effective Time:

•	each outstanding stock appreciation right granted pursuant to the Company stock incentive plan (each, a “Company SAR”), that is vested immediately prior to the Effective Time or that vests solely as a result of the consummation of the Merger (each, a “Vested Company SAR”), was cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of Shares subject to such Vested Company SAR multiplied by (B) the excess, if any, of the Merger Consideration over the applicable per share exercise price under such Vested Company SAR, subject to any required withholding of taxes. Amounts payable in respect of the cancelled Vested Company SARs will be paid promptly following the Effective Time (and in no case later than five days following the Effective Time);
•	each outstanding Company SAR award that is unvested as of immediately prior to the Effective Time that is not a Vested Company SAR (each, an “Unvested Company SAR”) was cancelled and replaced with a right to receive an amount in cash, without interest, equal to the product of (A) the aggregate number of Shares subject to such Unvested Company SAR multiplied by (B) the excess, if any, of the Merger Consideration over the applicable per share exercise price under such Unvested Company SAR, and such amount will be payable in accordance with such Unvested Company SAR’s vesting terms;

•	each (i) restricted share unit granted pursuant to the Company stock incentive plan (each, a “Company RSU”) that is vested as of immediately prior to the Effective Time or that vests solely as a result of the consummation of the Merger (each, a “Vested Company RSU”) and (ii) restricted share unit granted pursuant to the Company stock incentive plan and whose vesting is conditioned in full or in part based on achievement of performance goals or metrics (each, a “Company PSU”) that is vested as of immediately prior to the Effective Time or that vests solely as a result of the consummation of the Merger (each, a “Vested Company PSU”) was cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of Shares subject to the Vested Company RSU and/or Vested Company PSU (other than Company PSUs granted in 2019 which were cancelled for no consideration as of the Effective Time as actual performance measured through the Effective Time was less than the threshold level of performance for such awards and Company PSUs granted in 2021 deemed earned at 100% of target level of performance), multiplied by (B) the Merger Consideration, subject to any required withholding of taxes. Amounts payable in respect of the cancelled Vested Company RSUs and cancelled Vested Company PSUs will be paid promptly following the Effective Time (and in no case later than five days following the Effective Time);
•	each tranche of Company RSUs and Company PSUs that is outstanding as of immediately prior to the Effective Time that is not a Vested Company RSU or Vested Company PSU (the “Unvested Company RSUs and Unvested Company PSUs”) was cancelled and replaced with a right to receive an amount in cash, without interest, equal to (A) the amount of the Merger Consideration multiplied by (B) the aggregate number of Shares subject to such Unvested Company RSUs and Unvested Company PSUs immediately prior to the Effective Time (other than Company PSUs granted in 2019 which were cancelled for no consideration as of the Effective Time and Company PSUs granted in 2021 deemed earned at 100% of target level of performance) (the “Cash Replacement Company RSU/PSU Amounts”); and
•	for each tranche of cancelled Unvested Company RSUs and Unvested Company PSUs, fifty percent (50%) of the Cash Replacement Company RSU/PSU Amounts, subject to any required withholding of taxes, will be paid promptly following the Effective Time (and in no case later than five days following the Effective Time). The remaining 50% of the Cash Replacement Company RSU/PSU Amounts for each tranche of cancelled Unvested Company RSUs and Unvested Company PSUs will vest, subject to the holder’s continued service with the Parent and its affiliates (including the surviving Company and its subsidiaries) through the applicable vesting dates, subject to any required withholding of taxes, at the same time as the Unvested Company RSU and Unvested Company PSUs for which such Cash Replacement Company RSU/PSU Amount were exchanged, would have vested pursuant to their terms or upon an earlier qualifying termination of employment by the Company without cause or a resignation as a result of a constructive termination.

The foregoing description of the Merger and the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 30, 2021 and incorporated herein by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

In connection with the closing of the Merger, the Company notified NASDAQ Global Select Market (“Nasdaq”) that the Merger had been consummated and, as a result, trading of the Shares on Nasdaq has been halted prior to the opening of Nasdaq on the Closing Date. The Company requested Nasdaq to file with the SEC a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of the Shares from Nasdaq and the deregistration of the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 suspending the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introduction and under Item 2.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introduction and under Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly-owned subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

In connection with the consummation of the Merger, as contemplated by the Merger Agreement, each of the Company’s directors immediately prior to the Effective Time resigned from his or her respective position as a member of the board of directors of the Company, and any committee thereof, effective immediately following the Effective Time. In accordance with the terms of the Merger Agreement, at the Effective Time, Anton Chilton and Daniel Lender, the directors of Merger Sub, became and constitute the only directors of the surviving corporation, and such directors shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the organizational documents of the surviving corporation.

At the Effective Time, the officers of the Company became and constitute the only officers of the surviving corporation, and such officers shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the organizational documents of the surviving corporation.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

At the Effective Time, (i) the Company’s certificate of incorporation was amended and restated in its entirety and (ii) the Company’s bylaws were amended and restated in their entirety, each in accordance with the terms of the Merger Agreement and the DGCL.

Copies of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

On November 5, 2021, the Company issued a press release (the “Press Release”) announcing the closing of the Merger.

A copy of that press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated June 27, 2021 by and among QAD Inc., Project Quick Parent, LLC and Project Quick Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on June 30, 2021).

3.1	Amended and Restated Certificate of Incorporation of QAD Inc.

3.2	Amended and Restated Bylaws of QAD Inc.

99.1	Press Release, dated November 5, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 5, 2021	QAD INC.

		By:	/s/ Daniel Lender
Name: Daniel Lender
Title: Chief Financial Officer